SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                              LEGATO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                          94-3077394
 (State or other jurisdiction of                             (IRS Employer
  incorporation or organization)                          Identification No.)

                                      7372
                          (Primary Standard Industrial
                          Classification Code Number)

                                3210 Porter Drive
                           Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)

                              LEGATO SYSTEMS, INC.
                      1995 Stock Option/Stock Issuance Plan
                  Shares Issued Pursuant to a Written Agreement
                            (Full title of the Plan)

                                  Louis C. Cole
                      President and Chief Executive Officer
                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304
                     (Name and address of agent for service)

                                 (415) 812-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed Maximum    Proposed Maximum
                                             Amount to be     Offering Price        Aggregate          Amount of
  Title of Securities to be Registered      Registered(1)      per Share(2)     Offering Price(2)    Registration
                                                                                                          Fee
------------------------------------------ ------------------------------------ ------------------- ----------------

1995 Stock Option/Stock Issuance Plan
Options to Purchase Common Stock           508,151                 N/A                 N/A                N/A

Common Stock, $0.0001 par value            508,151 shares        $19.375           $9,845,425.625       $2,983.46

Written Agreement
Common Stock,  $0.0001 par value           837 shares            $19.375           $   16,216.875       $    4.91


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan and the Written Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Legato Systems, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Legato Systems, Inc. as reported on the Nasdaq National Market on May 27, 1997.

                                EXPLANATORY NOTE



         Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to the reoffer by a certain individual of shares of Common Stock, par value $0.0001 per share, of Legato Systems, Inc. acquired pursuant to a Written Agreement.

                              LEGATO SYSTEMS, INC.


         FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
                         REQUIRED BY PART I OF FORM S-3


Form S-3 Item Number                                          Location/Heading in Prospectus

1.    Forepart of Registration Statement and Outside          Cover page
         Front Cover page of Prospectus
2.    Inside Front and Outside Back Cover Page of             Available Information; Incorporation of
         Prospectus                                               Certain Information by Reference
3.    Summary Information, Risk Factors and Ratio of          Risk Factors
         Earnings to Fixed Charges
4.    Use of Proceeds                                         Not applicable
5.    Determination of Offering Price                         Not applicable
6.    Dilution                                                Not applicable
7.    Selling Security Holder                                 Selling Security Holder
8.    Plan of Distribution                                    Plan of Distribution
9.    Description of Securities to be Registered              Not Applicable
10.   Interests of Named Experts and Counsel                  Not Applicable
11.   Material Changes                                        Not Applicable
12.   Incorporation of Certain Information                    Documents Incorporated by Reference
13.   Disclosure of Commission Position on                    Indemnification
         Indemnification for Securities Act Liabilities

                                     PART II


               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     Legato Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

     (b) The Registrant's Registration Statement No. 0-26130 on Form 8-A filed with the SEC on May 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         Exhibit        Exhibit
         Number

            4           Instrument  Defining  Rights of  Stockholders.
                        Reference is made to Registrant's Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
            5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
           23.1         Consent of Coopers & Lybrand LLP,
                        Independent Accountants.
           23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
           24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.
           99.1         Written Agreement with Louis C. Cole.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this 2nd day of June, 1997.


                                      LEGATO SYSTEMS, INC.

                                      /s/ Louis C. Cole
                                      By:
                                           Louis C. Cole
                                           President, Chief Executive Officer
                                             and Chairman of the Board




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Legato Systems, Inc., a Delaware corporation, do hereby constitute and appoint Louis C. Cole and Stephen
C. Wise, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                       Title                              Date


     /s/ Louis C. Cole              President, Chief Executive Officer          June 2, 1997
     -------------------------      and Chairman of the Board
             Louis C. Cole          (Principal Executive Officer)



     /s/ Stephen C. Wise            Chief Financial Officer, Vice President of  June 2, 1997
     -------------------------      Finance and Administration and
            Stephen C. Wise         Assistant Secretary (Principal Financial
                                    and Accounting Officer)



     /s/ Eric Benhamou
     -------------------------      Director                                    June 2, 1997
             Eric Benhamou


     /s/ Kevin A. Fong
     -------------------------      Director                                    June 2, 1997
             Kevin A. Fong


     /s/ David N. Strohm
     -------------------------      Director                                    May 13, 1997
            David N. Strohm


     /s/ Phillip E. White
     -------------------------      Director                                    June 2, 1997

           Phillip E. White

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              LEGATO SYSTEMS, INC.

                                  EXHIBIT INDEX


  Exhibit        Exhibit
  Number
     4           Instrument Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein byreference pursuant to Item 3(b) of this Registration Statement.
     5           Opinion and consent of Gunderson Dettmer Stough Villeneuve
                 Franklin & Hachigian, LLP.
   23.1          Consent of Coopers & Lybrand LLP, Independent Accountants
   23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                 Hachigian, LLP is contained
                 in Exhibit 5.
    24           Power of Attorney.  Reference is made to page II-3 of this
                 Registration Statement.
   99.1          Written Agreement with Louis C. Cole.

                                    EXHIBIT 5



                             Opinion and Consent of
         Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP


                                                  May 28, 1997



Legato Systems, Inc.
3210 Porter Drive
Palo Alto, CA  94304

         Re: Legato Systems, Inc. Registration Statement for Offering of 508,151 Shares of Common Stock and Reoffering of 837 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 508,151 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan and (ii) 837 shares of Common Stock under the Written Agreement between the Company and Louis C. Cole. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option/Stock Issuance Plan and the Written Agreement between the Company and Louis C. Cole, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       Gunderson Dettmer Stough
                                       Villeneuve Franklin & Hachigian, LLP

                                  EXHIBIT 23.1



            Consent of Coopers & Lybrand LLP, Independent Accountants


                       ONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Legato Systems, Inc. and Subsidiaries on Form S-8 of our report dated January 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Legato Systems, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the Annual Report on Form 10-K of Legato Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.




                                                        COOPERS & LYBRAND L.L.P.


San Jose, California
May 28, 1997

                                  EXHIBIT 99.1


                      Written Agreement with Louis C. Cole
                                    AGREEMENT



         Agreement entered into as of this 31st day of January, 1997 between Legato Systems, Inc., a Delaware corporation ("Corporation"), and Louis C. Cole ("Purchaser").

         Whereas, the Corporation wishes to retain the services of Purchaser and Purchaser wishes to be engaged by the Corporation to perform services and, in consideration of the services to be performed by Purchaser, the Corporation has this day awarded Purchaser the right to purchase shares of the Common Stock of the Corporation.

         NOW, THEREFORE, it is agreed as follows:

     D. Award of Shares. Purchaser has been awarded the right to purchase shares, subject to and upon terms and conditions identical to the terms and conditions applicable to the purchase of shares under the Corporation's Employee Stock Purchase Plan.

     E. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Purchaser and the successors and assigns of the Corporation.

     F. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                   LEGATO SYSTEMS, INC.

                                   By: /s/ Stephen C. Wise
                                   Title:   Chief Financial Officer

                                   /s/ Louis C. Cole


                                   Address: 3210 Porter Drive
                                   Palo Alto, CA 94304

                               REOFFER PROSPECTUS

                                   837 Shares

                              Legato Systems, Inc.

                                  Common Stock

         This Reoffer Prospectus relates to the offer and sale of up to 837 shares of the Common Stock, par value $.0001 (the "Common Stock"), of Legato Systems, Inc. (the "Company"), which may be offered from time to time by the registered stockholder named herein (the "Selling Security Holder"). It is anticipated that the Selling Security Holder will offer shares for sale at prevailing prices on the Nasdaq National Market System on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Security Holder will be borne by such Selling Security Holder.

         The Company's Common Stock is quoted on the Nasdaq National Market under the symbol LGTO. On May 27, the average of the high and low selling prices of the Common Stock was $19.375 per share.

         The Selling Security Holder and any broker executing selling orders on behalf of the Selling Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

            THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD
            BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF
                            THEIR ENTIRE INVESTMENT.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Security Holder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

         The date of this Prospectus is June 3, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard, Los Angeles, CA 90036, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission at http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market System. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered upon the oral or written request of such person. Such requests should be directed to Rick Ruiz, Investor Relations, Legato Systems, Inc., 3210 Porter Drive, Palo Alto, California 94304. The Company's telephone number at that location is (415) 812-6000.


                                TABLE OF CONTENTS

                                                                           Page

THE COMPANY...................................................................3

RISK FACTORS..................................................................3

SELLING SECURITY HOLDER.......................................................9

PLAN OF DISTRIBUTION..........................................................9

DOCUMENTS INCORPORATED BY REFERENCE..........................................10

INDEMNIFICATION..............................................................10

                                   THE COMPANY

         Legato Systems, Inc. (the "Company") develops, markets and supports network storage management software products for heterogeneous client/server computing environments. The Company believes it is currently a technology leader in the network storage management software market because of the heterogeneity, scalability, performance and ease of use of its software products. The Company's NetWorker software supports many storage management server platforms and can accommodate a variety of clients, servers and storage devices. The Company's long term strategy is to create an integrated set of solutions centered around storage management that enhance and simplify network computing as a whole.

         The Company utilizes multiple distribution channels, including resellers, OEMs and direct sales, as a part of the Company's strategy to achieve comprehensive coverage in the market. The Company licenses its source code to leading computer system and software suppliers, including Amdahl, Banyan, Data General, Digital, ICL, Siemens Nixdorf, Silicon Graphics, Sony, SunSoft, Nihon-Unisys and Unisys, which port the products to their proprietary platforms, sell the products through their direct and indirect distribution channels and provide primary support for the products after installation. These relationships enable the Company to reach a broad customer base, while reducing development, support and product costs.

         The Company's executive offices are located at 3210 Porter Drive, Palo Alto, California 94304. The Company's telephone number is (415) 812-6000.


                                  RISK FACTORS

Fluctuations in Quarterly Operating Results; Future Operating Results Uncertain

         The Company's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including the size and timing of significant orders; increased competition; market acceptance of new products, applications and product enhancements; changes in pricing policies by the Company and its competitors; the ability of the Company to timely develop, introduce and market new products, applications and product enhancements and to control costs; the Company's success in expanding its sales and marketing programs; technological changes in the network storage management market; the mix of sales among the Company's channels; deferrals of customer orders in anticipation of new products, applications or product enhancements; changes in Company strategy; personnel changes; and general economic factors.

         The Company's future revenues are difficult to predict. The Company operates with virtually no order backlog because its software products typically are shipped shortly after orders are received. In addition, the Company does not recognize revenues on sales to domestic distributors until the products are sold through to end users. As a result, product revenues in any quarter are substantially dependent on orders booked and shipped and on sell-through to end users in that quarter. Revenues for any future quarter are not predictable with any significant degree of certainty. Product and software subscription revenues are also difficult to forecast because the network storage management market is rapidly evolving and the Company's sales cycle varies substantially from customer to customer. Royalty and license revenues are substantially dependent upon sales by OEMs of their products that incorporate the Company's software. Accordingly, royalty and license revenues are subject to OEMs' product cycles, which are also difficult to predict. Royalty and license revenues are further impacted by fluctuations in licensing activity from quarter-to-quarter, because initial license fees generally are non-recurring and recognized upon the signing of the license agreement. The Company's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by a reduction in revenues because a proportionately smaller amount of the Company's expenses varies with its revenues. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

Product Concentration

         The Company currently derives a substantial majority of its revenues from its NetWorker software products and related services, and the Company expects that revenues from NetWorker will continue to account for a majority of the Company's revenues for the foreseeable future. Broad market acceptance of NetWorker is, therefore, critical to the Company's future success. As a result, a decline in unit prices of or demand for NetWorker, or failure to achieve broad market acceptance of NetWorker, as a result of competition, technological change or otherwise, would have a material adverse effect on the business, operating results and financial condition of the Company. The life cycle of NetWorker is difficult to estimate due in large measure to the recent emergence of the Company's market, the effect of new products, applications or product enhancements, technological changes in the network storage management environment in which NetWorker operates and future competition. The Company's future financial performance will depend in part on the successful development, introduction and market acceptance of new products, applications and product enhancements. There can be no assurance that the Company will continue to be successful in marketing NetWorker or any new products, applications or product enhancements.

Competition

         The network storage management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, operating results and financial condition. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale and support of their products than the Company. The Company also expects that competition will increase as a result of future software industry consolidations, which have occurred in the network storage management market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network operating system vendors could introduce new or upgrade existing operating systems or environments that include storage management functionality offered by the Company's products, which could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition.

Dependence on New Software Products; Rapid Technological Change

         The network storage management market is characterized by rapid technological change, changing customer needs, frequent new software product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products obsolete and unmarketable. The Company's future success will depend upon its ability to develop and introduce new software products (including new releases, applications and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the Company will be successful in developing and marketing new products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially adversely affected. The Company currently has plans to introduce and market several potential new products in the next twelve months. Some of the Company's competitors currently offer certain of these potential new products. Due to the complexity of client/server software and the difficulty in gauging the engineering effort required to produce these potential new products, such potential new products are subject to significant technical risks. There can be no assurance that such potential new products will be introduced on a timely basis or at all. In the past, the Company has experienced delays in the commencement of commercial shipments of its new products, resulting in customer frustrations and delay or loss of product revenues. If potential new products are delayed or do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. The Company has also, in the past, experienced delays in purchases of its products by customers anticipating the launch of new products by the Company. There can be no assurance that material order deferrals in anticipation of new product introductions will not occur.

         Software products as complex as those offered by the Company may contain undetected errors or failures when first introduced or as new versions are released. The Company has in the past discovered software errors in certain of its new products after their introduction and has experienced delays or lost revenues during the period required to correct these errors. Although the Company has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Risks Associated with Strategy of Expanding OEM Channel; Reliance on Resellers

         An integral part of the Company's strategy is to increase the proportion of the Company's customers licensed through OEMs. There can be no assurance that such customers will continue to account for a significant percentage of the Company's revenues in the future. The Company is currently investing, and intends to continue to invest, significant resources to develop this channel, which could materially adversely affect the Company's operating margins. There can be no assurance that the Company will be successful in its efforts to increase the revenues represented by this channel. The Company is dependent upon its OEMs' ability to develop new products, applications and product enhancements on a timely and cost-effective basis that will meet changing customer needs and respond to emerging industry standards and other technological changes. There is no assurance that the Company's OEMs will effectively meet these technological challenges. These OEMs are not within the control of the Company, may incorporate into their products the technologies of other companies in addition to those of the Company and are not obligated to purchase products from the Company. In addition, the Company's OEMs generally have exclusive rights to the Company's technology on their respective platforms, subject to certain minimum royalty obligations. There can be no assurance that any OEM will continue to carry the Company's products, and the inability to recruit, or the loss of, important OEMs could materially adversely affect the Company's business, operating results and financial condition.

         The Company also relies significantly on its distributors, systems integrators and value added resellers (collectively, "resellers") for the marketing and distribution of its products. The Company's agreements with resellers are generally not exclusive and in many cases may be terminated by either party without cause. Many of the Company's resellers carry product lines that are competitive with those of the Company. There can be no assurance that these resellers will give a high priority to the marketing of the Company's products (they may, in fact, give a higher priority to other products, including the products of competitors) or that they will continue to carry the Company's products. Events or occurrences of this nature could materially adversely affect the Company's business, operating results and financial condition. The Company's results of operations could also be materially adversely affected by changes in reseller inventory strategies, which could occur rapidly, and in many cases, may not be related to end user demand. There can be no assurance that the Company will retain any of its current resellers, nor can there be any assurance that, in such event, the Company will be successful in recruiting replacement or new organizations to represent it. Any such changes in the Company's distribution channels could materially adversely affect the Company's business, operating results and financial condition.

International Operations; Risks Associated with International Sales

         The Company believes that its continued growth and profitability will require further expansion of its international operations. In order to successfully expand international sales, the Company must establish additional foreign operations, hire additional personnel and recruit additional international resellers. This will require significant management attention and financial resources and could materially adversely affect the Company's operating margins. To the extent that the Company is unable to effect these additions in a timely manner, the Company's growth, if any, in international sales will be limited, and the Company's business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that the Company will be able to maintain or increase international market demand for the Company's products. The Company's international sales are currently denominated in U.S. dollars. An increase in the value of the U.S. dollar relative to foreign currencies could make the Company's products more expensive and, therefore, potentially less competitive in those markets. In some markets, localization of the Company's products is essential to achieve market penetration. The Company may incur substantial costs and experience delays in localizing its products, and there can be no assurance that any localized product will ever generate significant revenues. In addition, the Company relies significantly on its distributors and other resellers in international sales efforts. Since these distributors and other resellers are not employees of the Company and typically do not offer the Company's products exclusively, there can be no assurance that they will continue to market the Company's products. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, lack of acceptance of localized products, if any, in foreign countries, longer accounts receivable payment cycles, difficulties in managing international operations, potentially adverse tax consequences including restrictions on the repatriation of earnings, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, the Company's business, operating results and financial condition.

Management of Expanding Operations

         The Company has recently experienced a period of significant expansion of its operations that has placed a significant strain upon its management systems and resources. In addition, the Company has recently hired a significant number of employees, and plans to further increase its total headcount. The Company also plans to expand the geographic scope of its customer base and operations. This expansion has resulted and will continue to result in substantial demands on the Company's management resources. From time to time, the Company receives customer complaints about the timeliness and accuracy of customer support. Although the Company plans to add customer support personnel in order to address current customer support needs and intends to closely monitor progress in this area, there can be no assurance that these efforts will be successful. If the Company's efforts are not successful, the Company's business, operating results and financial condition could be materially adversely affected. The Company's ability to compete effectively and to manage future expansion of its operations, if any, will require the Company to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its employee work force. There can be no assurance that the Company will be able to do so successfully. The Company's failure to do so could have a material adverse effect upon the Company's business, operating results and financial condition.

Dependence Upon Key Personnel

         The Company's future performance also depends in significant part upon the continued service of its key technical and senior management personnel, none of whom is bound by an employment agreement. The loss of the services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and managerial employees or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future.


Dependence on Growth in the Network Storage Management Market; General Economic and Market Conditions

         All of the Company's business is in the network storage management market, which is still an emerging market. The Company's future financial performance will depend in large part on continued growth in the number of organizations adopting network storage management solutions for their client/server computing environments. There can be no assurance that the market for network storage management will continue to grow. If the network storage management market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, operating results and financial condition would be materially adversely affected. During recent years, segments of the computer industry have experienced significant economic downturns characterized by decreased product demand, production over capacity, price erosion, work slowdowns and layoffs. The Company's operations may in the future experience substantial fluctuations from period-to-period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers, and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect on the Company's business, operating results or financial condition.

Dependence on Proprietary Technology; Risks of Infringement

         The Company depends significantly upon proprietary technology. The Company relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and although the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology, duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

         There has also been substantial amounts of litigation in the software industry regarding intellectual property rights. The Company has from time to time received claims that it is infringing third parties' intellectual property rights, and there can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Product Liability

         The Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims. In selling its products, the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. As a result of these and other factors, the limitation of liability provisions contained in the Company's license agreements may not be effective. The Company's products can be used to manage data critical to organizations, and, as a result, the sale and support of products by the Company may entail the risk of product liability claims. A successful product liability claim brought against the Company could have a material adverse effect upon the Company's business, operating results and financial condition.

Possible Volatility of Stock Price

         The trading price of the Company's Common Stock has been subject to wide fluctuations in 1996. The trading price of the Company's Common Stock could be subject to wide fluctuations in the future in response to quarterly variations in operating results, announcements of technological innovations or new products, applications or product enhancements by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

                             SELLING SECURITY HOLDER

         The Reoffer Prospectus relates to shares of Common Stock which have been acquired by a certain key employee (the "Selling Security Holder") of the Company, pursuant to a written agreement between the Company and such person dated as of January 31, 1997.

         The following table sets forth certain information with respect to the Selling Security Holder as of April 4, 1997:



                                                                                  Number of     Percentage of
                                                                                   Shares           Shares
                                          Number of Shares       Number of      Beneficially     Beneficially
     Selling                             Beneficially Owned    Shares to be      Owned After     Owned After
 Security Holder      Position with       as of May 1, 1997   Offered Hereby      Offering         Offering
                       the Company

Louis C. Cole      Chairman of the           822,683 (1)        837 shares       821,846 (1)        4.76%
                   Board, President
                   and Chief Executive
                   Officer

(1) Includes 821,846 shares held by The Louis and Jolene Cole 1988 Revocable Trust, dated November 7, 1988, of which Mr. Cole is a trustee.


                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Security Holder. The Company understands that none of such shares will be offered through underwriters.

         Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Selling Security Holder through the Nasdaq National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Selling Security Holder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Selling Security Holder and any broker dealer through whom sales are made by the Selling Security Holder may be regarded as "underwriters" within the meaning of the Securities Act although the Selling Security Holder disclaims such status, and their compensation may be regarded as underwriter's compensation.

         The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Security Holder will be borne by such Selling Security Holder.

         On May 27, 1997, the closing sales price of the Common Stock, as reported on the Nasdaq National Market System, was $19.75.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference into this Prospectus the following documents previously filed with the Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

         (b) The Company's Registration Statement No. 0-26130 on Form 8-A filed with the SEC on May 19, 1995 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

         All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


                                 INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.